Exhibit 4.1

State of Nevada

NUMBER	SHARES
XXXX	#####

PRINCETON SECURITY TECHNOLOGIES, INC.
COMMON STOCK - PAR VALUE $.001

This certifies that	SPECIMEN	is the
registered holder of		Shares

transferable only on the books of the Corporation by the holder hereof in present or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its 'Corporate Seal' to be hereunto affixed this ________________day of ________________

President	corporate seal	Chairman of the Board